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                                                                     Exhibit 8.1
                                                                     -----------

                                Dewey Ballantine
                          1301 Avenue of the Americas
                            New York, New York 10019


                                    November 14, 1996

CS First Boston
Mortgage Securities Corp.
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055

          Re:  CS First Boston Mortgage Securities Corp.
               Conduit Mortgage and Manufactured Housing
               Contract Pass-Through Certificates
               -----------------------------------------

Gentlemen:

          We have acted as counsel to CS First Boston Mortgage Securities Corp. (the "Registrant") in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of $300,000,000 Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates ("Certificates") which the Registrant plans to offer in series.

          We hereby confirm our opinion with respect to the Federal income tax characterization of the Certificates and the Federal income tax treatment of the issuance of such Certificates set forth under the caption "Certain Federal Income Tax Consequences" subject to the limitations expressed therein.
Moreover, it is our opinion that, subject to the limitations expressed therein, the discussion of certain Federal tax matters within the Prospectus is an accurate description of the material tax aspects of owning (including the purchase and sale of) Certificates.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this opinion within the Prospectus. In giving this consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

                         Very truly yours,

                         DEWEY BALLANTINE